MALONE & BAILEY, PLLC
                          5444 Westheimer, Suite 2080
                               Houston, TX 77056
                               713-840-1210 phone

                          INDEPENDENT AUDITORS' CONSENT


As independent certified public accountants, I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report relating to the financial statements of Pitts and Spitts, Inc. (formerly Urbana.CA, Inc.), which report appears in the Company's Form 10-KSB for the year ended December 31, 2001, and to all references to this firm included in such Registration Statement.

                                                  /s/ Malone & Bailey, PLLC



Date : July 16, 2002